UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2005

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

NOTE AND WARRANT PURCHASE AGREEMENT
On August 16, 2005, Verticalnet, Inc. (the "Company") entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement") with various independent institutional investors (the "Investors"). Under the terms of the Purchase Agreement, the Company agreed to issue the Investors senior secured convertible promissory notes (the "Notes") in the aggregate principal amount of $6.6 million and warrants to purchase an aggregate of 4,719,000 shares of the Company’s common stock (the "Warrants") for an aggregate purchase price of $6.6 million. The Company closed the transaction under the Purchase Agreement on August 16, 2005. The Company anticipates that the transaction will result in net proceeds to the Company of approximately $5.9 million, after deducting the estimated offering costs and fees.

Under the Purchase Agreement, the Company agreed with the Investors (i) that it will maintain at least $1.5 million in its bank accounts while the Notes are outstanding; (ii) that it will not undertake a subsequent financing for a period of 60 days after a registration statement registering the shares of common stock of the Company for resale is declared effective; (iii) that at the Company’s next annual meeting of its shareholders, the Company will solicit the approval of the Company’s shareholders to approve the issuance of shares of common stock upon conversion of the Notes in excess of 19.99% of the number of shares outstanding immediately prior to the closing date; (iv) that they will have rights of first refusal on future financings within 14 months after the effective date of the registration statement; and (v) that it will be restricted from issuing certain types of debt and equity instruments while the Notes are outstanding.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTES
On August 16, 2005, the Company issued the Notes and Warrants to the Investors. The Notes are convertible into shares of the Company’s common stock, at the option of the Investors, at a fixed conversion price of $0.70 per share (the "Conversion Price"), subject to adjustment upon certain conditions. If the Company issues stock at a price below $0.70 per share, the Conversion Price will adjust to the same price as the stock issued below $0.70 per share. The Notes mature on July 2, 2007 (the "Maturity Date") and accrue interest at 9% per annum from the issue date. Interest is payable monthly, in arrears, beginning December 2005 until the earlier of the Maturity Date or the date of conversion (the "Conversion Date"). Monthly principal payments of $330,000 will commence in December 2005 and are payable thereafter on the first business day of each month through July 2007 or the Conversion Date, whichever is sooner. At the Company’s discretion, the Company may pay the monthly principal and interest payments in cash, common stock or a combination of cash and common stock, subject to certain limitations set forth in the Notes. If the closing bid price of Company’s stock for the 20 trading days prior to the date the Company elects to pay in stock is at least 115% of the Conversion Price, the conversion price used for payments of principal and interest in shares of common stock will be $0.70 per share. If the closing bid price is less than 115% of the Conversion Price for such period, the conversion price will be 85% of the average of the five lowest daily volume weighted average prices for the 10 trading days prior to the date the Company elects to pay in stock.

The Notes provide that if the Company is acquired or upon the occurrence of certain events, which include the failure to make a timely payment, the failure to maintain the listing of the Company’s stock a satisfactory exchange or market, or the suspension of effectiveness of a registration statement registering the shares of common stock underlying the Notes, the Investors may require the Company to prepay the Notes at 110% of the remaining principal amount of the Notes.

WARRANTS
The Warrants have an exercise price of $0.77 per share, subject to adjustment upon certain conditions, including if the Company issues stock at a price below $0.77 per share. If the Company issues stock at a price below $0.77 per share, the exercise price of the Warrants will adjust to the same price as the stock issued below $0.77 per share, provided that the exercise price will not adjust to less than the closing bid price of the Company’s common stock on August 15, 2005. The warrants are exercisable after six months from the closing date of the Notes for a period of five years from the closing date. The term of the warrants can be extended by the Investors for the number of days that the shares of common stock underlying the warrants are not saleable as a result of the suspension of trading of the Company’s common stock on an applicable trading market, the failure of the registration statement covering the resale of the shares to be declared effective within a certain time period after closing and if the Investors are not permitted to use the prospectus included in the registration statement for the resale of the shares. The Company also issued the placement agent for the transaction a warrant to purchase 4,719,000 shares of common stock having the same terms and conditions as the Warrants issued to the Investors.

REGISTRATION RIGHTS AGREEMENT
On August 16, 2005, the Company entered into a Registration Rights Agreement with the Investors (the "Registration Rights Agreement") whereby the Company has agreed that it will file a registration statement on Form S-3 (the "Registration Statement") within 30 days after the closing to enable the resale of the common stock underlying the Notes and Warrants. The Company has also agreed that if the Investors are unable to use the Registration Statement because, among other reasons, the Registration Statement has not been timely filed or the Registration Statement has not been declared effective by the effectiveness date, as defined in the Registration Rights Agreement, then the Company will pay the Investors an amount equal to one and one half percent (1.5%) of the original principal amount of the Notes, in cash, for every 30 day period that the Registration Statement cannot be used.

SECURITY AGREEMENT
On August 16, 2005, the Company also entered into a Security Agreement with the Investors (the "Security Agreement") whereby the Company granted the Investors a security interest in all of the Company’s assets to secure its obligations under the Purchase Agreement, the Notes, the Warrants and the Registration Rights Agreement.

The foregoing is only a summary of the Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Security Agreement. You are urged to read each of the agreements attached to this report as Exhibit 10.1 in its entirety for a more complete description of the terms and conditions of such agreement.

The information regarding the Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Security Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Form of Note, the Form of Warrant, the Registration Rights Agreement and the Security Agreement, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 10.2 and 10.3, respectively, to this report, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

The Notes and Warrants were sold to a limited number of accredited investors in reliance on the exemption from registration provided by Rule 506 promulgated under the Securities Act of 1933.

The transaction involving the sale of the Notes and Warrants was privately negotiated and did not include any general solicitation or advertising. Each Investor represented that it was acquiring the Notes and Warrants without a view to a distribution and was afforded the opportunity to review all publicly filed documents and to ask questions and receive answers from the Company's officers.

Item 8.01 Other Events.

On August 15, 2005, the Company issued a press release regarding its proposed private placement of senior secured convertible promissory notes. A copy of the press release is included as Exhibit 99.1 to this current report on Form 8-K.

On August 17, 2005, the Company issued a press release regarding the closing of a private placement of senior secured convertible promissory notes and warrants. A copy of the press release is included as Exhibit 99.2 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
Exhibit No. Description
4.1 Form of Senior Secured Convertible Promissory Note
4.2 Form of Warrant
10.1 Note and Warrant Purchase Agreement dated as of August 16, 2005 by and among Verticalnet, Inc. and each of the Investors named therein
10.2 Registration Rights Agreement dated as of August 16, 2005 by and among Verticalnet, Inc. and each of the Investors named therein
10.3 Security Agreement dated as of August 16, 2005 by and among Verticalnet, Inc. and each of the Investors named therein
99.1 Press Release dated August 15, 2005 issued by Verticalnet, Inc.
99.2 Press Release dated August 17, 2005 issued by Verticalnet, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

August 18, 2005	By:	Gene S. Godick

Name: Gene S. Godick
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Promissory Note
4.2	Form of Warrant
10.1	Note and Warrant Purchase Agreement dated as of August 16, 2005 by and among Verticalnet and each of the Investors named therein
10.2	Registration Rights Agreement dated as of August 16, 2005 by and among Verticalnet and each of the Investors named therein
10.3	Security Agreement dated as of August 16, 2005 by and among Verticalnet and each of the Investors named therein
99.1	Press Release dated August 15, 2005 issued by Verticalnet, Inc.
99.2	Press Release dated August 17, 2005 issued by Verticalnet, Inc.